Exhibit 99

Silicon Labs Announces Record Revenue in Second Quarter 2017

— IoT Grows to More Than 50 Percent of Total Revenue —

AUSTIN, Texas — July 26, 2017 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its second quarter ended July 1, 2017. Revenue in the second quarter exceeded the high end of guidance at $190 million, up from $179 million in the first quarter. Second quarter GAAP and non-GAAP earnings per share (EPS) were $0.38 and $0.79, respectively.

“Our second quarter 2017 financial results reflect outstanding year-on-year progress, with 12 percent growth in product revenue,” said Tyson Tuttle, CEO of Silicon Labs. “Five years ago, we accelerated our focus on the Internet of Things through a combination of organic investment and strategic acquisitions. This quarter, IoT surpassed 50 percent of total revenue, driving target model performance in year-on-year product revenue growth, gross margin and operating income. Our strategy is coming together as we focus on core strategic growth drivers and capture share in target markets.”

Second Quarter Financial Highlights

•                  IoT revenue established a new record, increasing to $98 million, up 11% sequentially and 27% year-on-year.

•                  Infrastructure revenue increased to $38 million, up 6% sequentially and up 7% year-on-year, exclusive of $5 million of patent sale revenue in the second quarter of 2016.

•                  Broadcast revenue declined to $37 million, down 2% sequentially and 4% year-on-year.

•                  Access revenue declined to $17 million, down 2% sequentially and 10% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 59.5%.

•                  GAAP R&D expenses were $52 million.

•                  GAAP SG&A expenses were $40 million.

•                  GAAP operating income as a percentage of revenue was 11.0%.

•                  GAAP diluted earnings per share were $0.38.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 59.7%.

•                  Non-GAAP R&D expenses were $42 million.

•                  Non-GAAP SG&A expenses were $33 million.

•                  Non-GAAP operating income as a percentage of revenue was 20.5%.

•                  Non-GAAP diluted earnings per share were $0.79.

Product Highlights

•                  Launched the new EFM32GG11 Giant Gecko microcontroller, offering the most advanced capabilities and largest memory footprint in the low-power MCU market.

•                  Introduced a comprehensive suite of software and hardware that supports the new Bluetooth® mesh specification, addressing smart home, lighting, beacons and asset tracking applications.

•                  Launched the CP2615 USB-to-I2S bridge chip, providing a simple, turnkey solution for transferring digital audio data.

•                  Introduced the Si54x Ultra Series™ family of high-performance crystal oscillators, offering the industry’s lowest jitter frequency-flexible solution and shortest lead times for a wide range of networking and communications applications.

Business Highlights

•                  Delivered the keynote at the Design Automation Conference in Austin, Texas, on the topic of “Accelerating the IoT.”

•                  Won Somfy’s Supplier Innovation Award for providing groundbreaking Wireless Gecko silicon and software, enabling flexible control and integration of Somfy’s motorized window coverings into connected living and building experiences.

Business Outlook

The company expects revenue in the third quarter to be in the range of $193 million to $199 million, and also estimates the following:

On a GAAP basis:

•                                          GAAP gross margin at approximately 58.5%.

•                                          GAAP operating expenses between $92.5 and $93 million.

•                                          GAAP effective tax rate at 11.0%.

•                                          GAAP diluted earnings per share between $0.35 and $0.41.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                                          Non-GAAP gross margin at 58.5%.

•                                          Non-GAAP operating expenses between $74.5 and $75.0 million.

•                                          Non-GAAP effective tax rate at 11.0%.

•                                          Non-GAAP diluted earnings per share between $0.78 and $0.84.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 8461186. The replay will be available through August 26, 2017.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Labs logo, and Ultra Series are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Revenues	$190,098	$174,908	$369,126	$336,933
Cost of revenues	76,906	66,614	150,773	133,108
Gross margin	113,192	108,294	218,353	203,825
Operating expenses:
Research and development	52,432	51,635	104,756	100,681
Selling, general and administrative	39,826	39,045	79,981	78,682
Operating expenses	92,258	90,680	184,737	179,363
Operating income	20,934	17,614	33,616	24,462
Other income (expense):
Interest income and other, net	1,595	296	2,171	176
Interest expense	(4,699)	(641)	(4,501)	(1,296)
Income before income taxes	17,830	17,269	31,286	23,342
Provision (benefit) for income taxes	1,261	1,710	(709)	1,975
Net income	$16,569	$15,559	$31,995	$21,367

Earnings per share:
Basic	$0.39	$0.37	$0.76	$0.51
Diluted	$0.38	$0.37	$0.74	$0.51

Weighted-average common shares outstanding:
Basic	42,478	41,775	42,287	41,702
Diluted	43,178	42,284	43,104	42,242

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended July 1, 2017
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$190,098

Gross margin	113,192	59.5%	$264	$—	$—	$113,456	59.7%

Research and development	52,432	27.6%	5,503	5,048	—	41,881	22.1%

Selling, general and administrative	39,826	20.9%	5,399	1,647	234	32,546	17.1%

Operating income	20,934	11.0%	11,166	6,695	234	39,029	20.5%

	Three Months Ended July 1, 2017
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$16,569	$11,166	$6,695	$234	$2,640	$(3,319)	$33,985

Diluted shares outstanding	43,178						43,178

Diluted earnings per share	$0.38						$0.79

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending September 30, 2017
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	58.5%	0.0%	58.5%

Operating expenses	$92.5 - $93	$18	$74.5 - $75

Effective tax rate	11.0%	0.0%	11.0%

Diluted earnings per share - low	$0.35	$0.43	$0.78

Diluted earnings per share - high	$0.41	$0.43	$0.84

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$210,615	$141,106
Short-term investments	451,114	153,961
Accounts receivable, net	75,488	74,401
Inventories	67,427	59,578
Prepaid expenses and other current assets	46,862	61,805
Total current assets	851,506	490,851
Long-term investments	5,379	5,196
Property and equipment, net	130,909	129,559
Goodwill	288,629	276,130
Other intangible assets, net	96,819	103,565
Other assets, net	61,085	76,543
Total assets	$1,434,327	$1,081,844

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,989	$39,577
Accrued expenses	50,797	50,100
Deferred income on shipments to distributors	48,914	45,568
Income taxes	3,543	4,450
Total current liabilities	143,243	139,695
Long-term debt	—	72,500
Convertible debt	335,639	—
Other non-current liabilities	43,240	42,691
Total liabilities	522,122	254,886
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,539 and 41,889 shares issued and outstanding at July 1, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	76,409	24,463
Retained earnings	836,210	801,999
Accumulated other comprehensive income (loss)	(418)	492
Total stockholders’ equity	912,205	826,958
Total liabilities and stockholders’ equity	$1,434,327	$1,081,844

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 1, 2017	July 2, 2016
Operating Activities
Net income	$31,995	$21,367
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	7,308	6,675
Amortization of other intangible assets and other assets	13,571	15,534
Amortization of debt discount and debt issuance costs	3,907	—
Stock-based compensation expense	21,652	20,861
Income tax benefit (shortfall) from stock-based awards	—	(1,218)
Deferred income taxes	(6,242)	817
Changes in operating assets and liabilities:
Accounts receivable	(887)	1,611
Inventories	(7,737)	(2,888)
Prepaid expenses and other assets	12,539	3,282
Accounts payable	2,363	(1,680)
Accrued expenses	141	4,372
Deferred income on shipments to distributors	3,251	3,773
Income taxes	(127)	(1,338)
Other non-current liabilities	(1,169)	(10,737)
Net cash provided by operating activities	80,565	60,431

Investing Activities
Purchases of available-for-sale investments	(389,234)	(92,222)
Sales and maturities of available-for-sale investments	92,307	78,950
Purchases of property and equipment	(8,390)	(5,146)
Purchases of other assets	(1,784)	(2,215)
Acquisition of business, net of cash acquired	(13,658)	—
Net cash used in investing activities	(320,759)	(20,633)

Financing Activities
Proceeds from issuance of long-term debt, net	389,468	—
Payments on debt	(72,500)	(5,000)
Repurchases of common stock	—	(36,103)
Payment of taxes withheld for vested stock awards	(14,101)	(9,308)
Proceeds from the issuance of common stock	6,836	7,362
Payment of acquisition-related contingent consideration	—	(9,500)
Net cash provided by (used in) financing activities	309,703	(52,549)

Increase (decrease) in cash and cash equivalents	69,509	(12,751)
Cash and cash equivalents at beginning of period	141,106	114,085
Cash and cash equivalents at end of period	$210,615	$101,334